EXHIBIT 99.1

Nanophase Reports Second Quarter 2013 Financial Results

The Company's Financial Conference Call is Scheduled for August 1, 2013, at 11:00 a.m. EDT

ROMEOVILLE, Ill., July 31, 2013 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB:NANX), a technology leader in nanomaterials and advanced nanoengineered products, today reported financial results for the second quarter and six month periods ended June 30, 2013.

Nanophase CEO and President Jess Jankowski commented, "We are ahead of last year just as we are taking our two new energy-related products to the commercial space for the first time. Our performance has been well-controlled – we have continued to develop existing markets and launched an entirely different type of business proposition without allowing one to get in the way of the other. We continue to balance immediate performance improvement with longer-term expansion activities."

Second Quarter 2013 Financial Highlights

  Revenue for the second quarter was $2.7 million, vs. the $2.8 million reported during the second quarter of 2012.

  The net loss for the quarter was $0.5 million, or a loss of $0.02 per share, compared to a net loss of $0.4 million, or $0.02 per share, for the comparable 2012 quarter.

  The Company finished the quarter with approximately $3.2 million in cash and cash equivalents on the balance sheet; the company has no debt.

Six months ended June 30, 2013 Financial Highlights

  Revenue for the first six months of 2013 was $5.7 million, up $0.5 million when compared to $5.2 million in the first six months of 2012.

  The net loss for the six month period ended June 30, 2013 was $0.9 million, or a loss of $0.03 per share, compared to a net loss of $1.2 million, or $0.05 per share, for the comparable 2012 period.

Jankowski continued, "While we have been cautious in sharing many details surrounding our new applications, we have advanced to the point where I'm comfortable sharing that the energy storage application is indeed a battery application. We see other areas in this broad segment where we may add value, but the first is currently being rolled out to potential customers and has a clear value proposition. It's too early for us to talk further about the commercial impact of this effort, but I look forward to being able to share more information about the battery product offering and our other energy related  product offerings as we continue down the commercial path."

Shareholders and members of the financial community are encouraged to participate in the upcoming conference call, where Mr. Jankowski will discuss the company's current and long-term prospects.

Second Quarter 2013 Conference Call

The Nanophase conference call, to be hosted by Jess Jankowski, the Company's President & CEO, is scheduled for August 1, 2013, at 10:00 a.m. CDT, 11:00 a.m. EDT. The conference call dial-in number for U.S. callers is 877-312-8776 and for international callers is 408-774-4007. The conference ID is 20001624. Please dial in to the conference at least five minutes before the call is scheduled to begin.

The call may also be accessed through the company's website, at www.nanophase.com, by clicking on the link under News Center and Calendar of Events to listen to a webcast of the event.

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2008 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as "expects," "shall," "will," "believes," and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company's current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company's results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company's dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company's nanocrystalline materials; the Company's manufacturing capacity and product mix flexibility in light of customer demand; the Company's limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company's dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company's Form 10-K filed March 29, 2013. In addition, the Company's forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

	June 30,
	2013	December 31,
	(Unaudited)	2012
ASSETS
Current assets:
Cash and cash equivalents	$ 3,161,155	$ 4,124,234
Investments	30,000	30,000
Trade accounts receivable, less allowance for doubtful accounts of $6,000 on June 30, 2013 and December 31, 2012	1,598,782	1,031,405
Other receivable	2,002	27,167
Inventories, net	903,298	1,138,482
Prepaid expenses and other current assets	282,238	240,870
Total current assets	5,977,475	6,592,158

Equipment and leasehold improvements, net	2,681,242	3,027,671
Other assets, net	28,595	29,829
	$ 8,687,312	$ 9,649,658

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital lease obligations	29,596	34,526
Accounts payable	530,609	680,452
Accrued expenses	506,631	484,460
Total current liabilities	1,066,836	1,199,438

Long-term portion of capital lease obligations	26,083	62,755
Long-term deferred rent	634,640	636,628
Asset retirement obligation	156,902	153,967
Total long-term liabilities	817,625	853,350

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	--	--
Common stock, $.01 par value, 35,000,000 shares authorized; 28,468,162 and 28,458, 162 shares issued and outstanding on June 30, 2013 and
December 31, 2012, respectively	284,682	284,582
Additional paid-in capital	95,653,720	95,512,065
Accumulated deficit	(89,135,551)	(88,199,777)
Total stockholders' equity	6,802,851	7,596,870
	$ 8,687,312	$ 9,649,658

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenue:
Product revenue, net	$ 2,677,493	$ 2,702,682	$ 5,653,214	$ 5,032,975
Other revenue	5,618	80,111	9,250	159,156
Net revenue	2,683,111	2,782,793	5,662,464	5,192,131

Operating expense:
Cost of revenue	1,834,086	1,932,368	3,907,184	3,778,019
Gross profit	849,025	850,425	1,755,280	1,414,112

Research and development expense	453,091	414,051	881,821	813,665
Selling, general and administrative expense	857,284	812,850	1,817,952	1,757,165
Loss from operations	(461,350)	(376,476)	(944,493)	(1,156,718)
Interest income	427	--	744	--
Interest expense	(1,771)	(1,932)	(9,125)	(3,037)
Other, net	11,100	(26)	17,100	7,199
Loss before provision for income taxes	(451,594)	(378,434)	(935,774)	(1,152,556)
Provision for income taxes	--	--	--	--
Net loss	$ (451,594)	$ (378,434)	$ (935,774)	$ (1,152,556)

Net loss per share- basic and diluted	$ (0.02)	$ (0.02)	$ (0.03)	$ (0.05)

Weighted average number of basic and diluted common shares outstanding	28,468,162	21,208,162	28,467,444	21,208,162

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenue:
Product revenue, net	$ 2,677,493	$ 2,702,682	$ 5,653,214	$ 5,032,975
Other revenue	5,618	80,111	9,250	159,156
Net revenue	2,683,111	2,782,793	5,662,464	5,192,131

Operating expense:
Cost of revenue detail:
Depreciation	179,901	197,714	359,633	398,394
Non-Cash equity compensation	7,603	8,894	15,200	17,383
Other costs of revenue	1,646,582	1,725,760	3,532,351	3,362,242
Cost of revenue	1,834,086	1,932,368	3,907,184	3,778,019
Gross profit	849,025	850,425	1,755,280	1,414,112

Research and development expense detail:
Depreciation	31,503	33,755	64,581	66,350
Non-Cash equity compensation	20,996	22,782	42,170	44,539
Other research and development expense	400,592	357,514	775,070	702,776
Research and development expense	453,091	414,051	881,821	813,665

Selling, general and administrative expense detail:
Depreciation and amortization	13,429	20,622	26,844	41,059
Non-Cash equity compensation	43,374	45,915	91,605	98,076
Other selling, general and administrative expense	800,481	746,313	1,699,503	1,618,030
Selling, general and administrative expense	857,284	812,850	1,817,952	1,757,165
Loss from operations	(461,350)	(376,476)	(944,493)	(1,156,718)
Interest income	427	--	744	--
Interest expense	(1,771)	(1,932)	(9,125)	(3,037)
Other, net	11,100	(26)	17,100	7,199
Loss before provision for income taxes	(451,594)	(378,434)	(935,774)	(1,152,556)
Provision for income taxes	--	--	--	--
Net loss	$ (451,594)	$ (378,434)	$ (935,774)	$ (1,152,556)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	1,344	1,932	8,381	3,037
Addback Depreciation/Amortization	224,833	252,091	451,058	505,803
Addback Non-Cash Equity Compensation	71,973	77,591	148,975	159,998

Adjusted EBITDA	$ (153,444)	$ (46,820)	$ (327,360)	$ (483,718)

CONTACT: COMPANY CONTACT
         Nancy Baldwin
         Investor Relations
         630-771-6708